Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue	57104
Sioux Falls, South Dakota (Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

WESTMORELAND COAL COMPANY

(exact name of registrant as specified in its charter)

Delaware	1221	23-1128670
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”

ON THE FOLLOWING PAGE)

2 North Cascade Avenue, 2nd Floor

Colorado Springs, Colorado 80903

Telephone: (719) 442-2600

(Address, Including Zip Code, and
Telephone Number,

Including Area Code, of Registrant’s

Principal Executive Offices)

Jennifer S. Grafton

General Counsel and Secretary

Westmoreland Coal Company

2 North Cascade Avenue, 2nd Floor

Colorado Springs, Colorado 80903

Telephone: (719) 442-2600

(Name, Address, Including Zip Code, and

Telephone Number,

Including Area Code, of Agent for Service)

10.75% Senior Secured Notes due 2018

(Title of the indenture securities)

TABLE OF CO-REGISTRANTS

Exact Name of Co-Registrant as Specified in its Charter	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.	State or Other Jurisdiction of Incorporation or Organization
Coal Valley Resources Inc.	1221	N/A	Alberta
Dakota Westmoreland Corporation	1221	84-1575177	Delaware
Poplar River Coal Mining Partnership	1221	N/A	Saskatchewan
Prairie Coal Ltd.	1221	N/A	Saskatchewan
Prairie Mines and Royalty ULC	1221	N/A	Alberta
Texas Westmoreland Coal Co.	1221	81-0331383	Montana
WCC Holdings B.V.	1221	98-1169295	Netherlands
WCC Land Holding Company, Inc.	1221	27-3965489	Delaware
WEI-Roanoke Valley, Inc.	4991	23-2544944	Delaware
Western Energy Company	1221	81-0299780	Montana
Westmoreland Canada LLC	1221	46-5345545	Delaware
Westmoreland Canada Holdings, Inc.	1221	N/A	Alberta
Westmoreland Canada Investments, LP	1221	98-1169129	Quebec
Westmoreland Coal Sales Company, Inc.	1221	23-1701997	Delaware
Westmoreland Energy LLC	4991	61-1409081	Delaware
Westmoreland Energy Services, Inc.	1221	46-3426792	Delaware
Westmoreland Kemmerer, Inc.	1221	27-2103673	Delaware
Westmoreland Mining LLC	1221	84-1575176	Delaware
Westmoreland — North Carolina Power, L.L.C.	4991	20-5102494	Virginia
Westmoreland Partners	4991	33-0487790	Virginia
Westmoreland Power	1221	84-1579965	Alberta
Westmoreland Prairie Resources, Inc.	1221	N/A	Alberta
Westmoreland Resources, Inc.	1221	81-0364990	Delaware
Westmoreland Roanoke Valley, L.P.	4991	23-2609738	Delaware
Westmoreland Savage Corporation	1221	84-1575204	Delaware
Willowvan Mining Ltd.	1221	N/A	Saskatchewan
WRI Partners, Inc.	1221	26-2703697	Delaware

Address, including Zip Code, and Telephone Number, including Area Code, of each of Dakota Westmoreland Corporation, Texas Westmoreland Coal Co., WCC Land Holding Company, Inc., WEI-Roanoke Valley, Inc., Western Energy Company, Westmoreland Canada LLC, Westmoreland Coal Sales Company, Inc., Westmoreland Energy LLC, Westmoreland Energy Services, Inc., Westmoreland Kemmerer, Inc., Westmoreland Mining LLC, Westmoreland — North Carolina Power, L.L.C., Westmoreland Partners, Westmoreland Resources, Inc., Westmoreland Roanoke Valley, L.P., Westmoreland Savage Corporation and WRI Partners, Inc.: 9540 South Maroon Circle, Suite 200, Englewood, Colorado 80112; Telephone: (855) 922-6463.

Address, including Zip Code, and Telephone Number, including Area Code, of each of Coal Valley Resources Inc., Poplar River Coal Mining Partnership, Prairie Coal Ltd., Prairie Mines and Royalty ULC, Westmoreland Canada Holdings, Inc., Westmoreland Canada Investments, LP, Westmoreland Prairie Resources, Inc., and Willowvan Mining Ltd.: 1100, 10123 99 Street, Edmonton, Alberta, Canada, T5J 3H1; Telephone: (780) 420-5810.

Address, including Zip Code, and Telephone Number, including Area Code, of WCC Holdings B.V.: Schiphol Boulevard 231, B-Tower, 5th Floor, 1118BH Schiphol, The Netherlands; Telephone: +31 088 560 9950.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 5th day of July, 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann

Vice President

EXHIBIT 6

August 5, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

John C. Stohlmann

Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,353
Interest-bearing balances		196,143
Securities:
Held-to-maturity securities		17,662
Available-for-sale securities		216,158
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		82
Securities purchased under agreements to resell		19,030
Loans and lease financing receivables:
Loans and leases held for sale		11,067
Loans and leases, net of unearned income	781,182
LESS: Allowance for loan and lease losses	11,761
Loans and leases, net of unearned income and allowance		769,421
Trading Assets		31,189
Premises and fixed assets (including capitalized leases)		7,485
Other real estate owned		4,015
Investments in unconsolidated subsidiaries and associated companies		718
Direct and indirect investments in real estate ventures		4
Intangible assets
Goodwill		21,549
Other intangible assets		21,474
Other assets		52,924

Total assets		$1,388,274

LIABILITIES
Deposits:
In domestic offices		$1,010,888
Noninterest-bearing	274,869
Interest-bearing	736,019
In foreign offices, Edge and Agreement subsidiaries, and IBFs		94,353
Noninterest-bearing	523
Interest-bearing	93,830
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,968
Securities sold under agreements to repurchase		12,270

Dollar Amounts In Millions
Trading liabilities	13,351
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)
59,788
Subordinated notes and debentures	19,756
Other liabilities	27,614

Total liabilities	$1,248,988

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,054
Retained earnings	32,460
Accumulated other comprehensive income	3,098
Other equity capital components	0

Total bank equity capital	139,131
Noncontrolling (minority) interests in consolidated subsidiaries	155

Total equity capital	139,286

Total liabilities, and equity capital	$1,388,274

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Avid Modjtabai	Directors
Michael Loughlin
John Stumpf